SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT (including the Exhibits hereto, this "Agreement"), dated September 4, 2003 is entered into by and among Y.E.E.Y. Investments Ltd. (the "Seller") and Engel Resources and Development Ltd. (the "Purchaser").

1.   SALE OF SHARES

     1.1  AUTHORIZATION

     Following receipt of approvals requires under Israeli law for the transaction contemplated hereunder, the Seller will sell to the Purchaser an aggregate of 1,448,476 Class A Ordinary Shares of Engel general Developers Ltd., a company registered under the laws of the State of Israel, whose Class A Ordinary Shares are listed for trading on the NASDAQ SmallCap Market(R) (the "SHARES").

     1.2  SALE OF SHARES

     Subject to the terms and conditions hereof, the Purchaser agrees to purchase and the Seller agrees to sell to the Purchaser, at Closing (as defined below), the Shares at a price of NIS 22.4 per Share (the "PURCHASE PRICE"). The Purchase price shall be paid to the Seller at the Closing, unless otherwise agreed in writing by the parties hereto.

     1.3  CLOSING

     The purchase and sale of the Shares at the Closing (as defined below) shall be deemed to take place at the offices of the Seller in Haifa, Israel, at such time and place as the Seller and the Investor mutually agree upon orally or in writing, but which shall occur no later than December 31, 2003; PROVIDED HOWEVER, that all the conditions to Closing listed in Section 1.4 below (which time and place are designated as the "CLOSING") have been fulfilled. At the Closing, subject to the compliance of the Purchaser with all of its undertakings hereunder, Seller shall deliver to the Purchaser share certificates representing the Shares, in the name of the Purchaser, or shall execute any and all documents required in order to transfer the Shares to the Purchaser.

         The parties may mutually agree to hold separate Closings for portions of the Shares.

     1.4  CONDITIONS TO CLOSING

     Notwithstanding anything to the contrary in this Agreement, the obligation of the Purchaser to purchase the Shares and the Seller to sell the Shares, shall be subject to the fulfillment of the following conditions:

(1) The Representations and Warranties of the Seller and the Purchaser set forth in Sections 2 and 3 shall be true and correct as of the date of such Closing and the Seller and the Purchaser shall have performed all obligations required to be performed by it prior to such Closing; and


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(2)  There shall be no action or suit pending or to the Seller's knowledge threatened against the Seller, that questions the validity of this Agreement or the sale of the Shares.

(3) The sale of the Shares hereunder shall be subject to the conditions and agreements set forth in the resolutions of the shareholders meetings of the Seller and the Purchaser, dated May 27, June 2 and June 22, 2003, respectively.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller hereby represents and warrants to the Purchaser as follows:

     2.1  AUTHORIZATION

     This Agreement, when executed and delivered by the Seller and Purchaser shall constitute a valid and legally binding obligation of the Seller, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.2  STATUS OF SHARES

     The Shares, when delivered to the Purchaser in accordance with the terms hereof, shall be free and clear from any lien, encumbrance or third party right.

3.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Seller as follows:

     3.1  AUTHORIZATION

     This Agreement, when executed and delivered by the Purchaser and the Seller, will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.2  EXPERIENCE

     The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests. Purchaser acknowledges that it has not been provided with a prospectus or an offering memorandum or any similar document in connection with its purchase of the Shares. Purchaser acknowledges that the Shares are a speculative risk. Purchaser is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment in the Shares (including possible complete loss of such investment) for an indefinite period of time.

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     3.3  INVESTMENT PURPOSE

     The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

     3.4  ACCESS TO DATA

     The Purchaser represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of the Company, and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. The Purchaser's decision to execute this Agreement and purchase the Shares has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Seller, other than as specifically included herein, and that its decision is based entirely upon the publicly available information concerning the Company.

     3.5  RESIDENCY

     The Purchaser represents that it is organized under the laws of the State of Israel.

     3.6  RELIANCE UPON THE PURCHASER'S REPRESENTATIONS

     The Purchaser acknowledges that the representations, warranties and covenants contained in this Agreement are made with the intent that they may be relied upon by the seller to, among other things, determine eligibility hereunder to purchase the Shares. The Purchaser further agrees that by accepting the Shares, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as at the Closing with the same force and effect as if they had been made by the Purchaser at the Closing and that they shall survive the purchase by the Purchaser of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Shares.

4.   MISCELLANEOUS

     4.1  GOVERNING LAW

     This Agreement shall be governed by and construed under the laws of the State of Israel.

     4.2  SURVIVAL

     The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchaser or the Seller and shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Seller or the Purchaser, as the case may be, pursuant hereto shall be deemed to be representations and warranties by the Seller or Purchaser hereunder as of the date of such certificate or instrument.


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     4.3  SUCCESSORS AND ASSIGNS

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     4.4  ENTIRE AGREEMENT

     This Agreement, including the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by and representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     4.5  AMENDMENT AND WAIVER

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Seller and Purchaser.

     4.6  NOTICES

     All notices and other communications required or permitted hereunder to either party hereto shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission or postage by registered mail, addressed to Gal Chet, Advocate, Chet - Doron, Law-Office, 37 Menachem Begin Rd. Tel - Aviv, Israel 67137; (Fax.) +972-3-5652229, or at such other address as either party shall have furnished to other party in writing.


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         IN WITNESS WHEREOF, the Seller and the Investor have executed this
Agreement in English as of the date first written above in Haifa, Israel.

/S/ JABOB ENGEL
-------------------------------------
Y.E.E.Y. INVESTMENTS LTD.

By: Jacob Engel, CEO



/S/ ARIK BRONFMAN
-------------------------------------
 ENGEL RESOURCES AND DEVELOPMENT LTD.

By: Arik Bronfman, Controller


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